Exhibit 10.15
AMENDMENT NO. 1
TO
CAPITAL MARKETS CONSULTING AGREEMENT
     This Amendment No. 1 to Capital markets Consulting Agreement (the “Amendment”) is entered into on January 30, 2006 by and between FortuNet, Inc., a Nevada corporation (“FortuNet”), and Spiegel Partners, LLC, a Delaware limited liability company (“Spiegel”).
R E C I T A L S
     WHEREAS, FortuNet and Spiegel have entered into that certain Capital Markets Consulting Agreement dated as of July 5, 2005 (the “Agreement”); and
     WHEREAS, FortuNet and Spiegel desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, FortuNet and Spiegel hereby agree to amend the Agreement as follows:
A M E N D M E N T
     1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
     2. Section 6(e). Section 6(e) of the Agreement is hereby amended to read in its entirety as follows:
“(e) Upon successful completion of the IPO by an Identified Underwriter as defined in Section 8 below, FortuNet will pay to Spiegel a success fee of $181,732, less all amounts previously paid pursuant to subsections (a), (c) and (d) above.”
     3. Section 7. The second sentence of Section 7 of the Agreement is hereby amended to read in its entirety as follows:
“In consideration of these continued Services, FortuNet agrees to issue Spiegel 50,000 shares of FortuNet common stock, valued at the initial public offering price of $9.00 per share; such shares shall be included in the registration statement relating to the IPO and shall be subject to all of the resale limitations of Rule 144 except for the notice of sale requirements thereof.”
The fifth sentence of Section 7 of the Agreement is hereby amended to read in its entirety as follows:
“Additionally, FortuNet agrees to pay Spiegel a $129,808 fee for Spiegel’s continued advisory Services, payable in six equal monthly installments to be paid in arrears on the fifth day of each month commencing after Spiegel has provided one full calendar month of continued advisory Services following the IPO.”
     4. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
     5. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
     6. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
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[signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

FORTUNET, INC.
/s/ Yuri Itkis

Yuri Itkis, President

SPIEGEL PARTNERS, LLC
/s/ Jordan M. Spiegel

Jordan M. Spiegel, Manager